Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728
News Release

Investor Relations Contact Wayne Rancourt Office 208 384 6073

For Immediate Release:  March 1, 2010

Boise Cascade Holdings Reports Fourth Quarter 2009 Financial Results

BOISE, Idaho – Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced net income of $33.6 million for the quarter ended December 31, 2009.  Included in its net income was a $41.8 million gain on the sale of 17.6 million Boise Inc. shares held by the Company, as well as $18.2 million of noncash income associated with the Company’s remaining equity investment in Boise Inc.

In fourth quarter 2009, BC Holdings’ building products subsidiary, Boise Cascade, L.L.C., reported earnings before interest, taxes, depreciation, and amortization (EBITDA) of negative $12.4 million.  This compared to negative EBITDA of $31.5 million in fourth quarter 2008.  With $80 million of net proceeds received from the sale of the Boise Inc. shares in the quarter, we concluded 2009 with a cash balance of $287 million.

New residential construction remained weak in the fourth quarter, with housing starts down 16% from the same quarter of 2008.  New residential construction was extraordinarily low throughout 2009, which was reflected in the substantially reduced demand for the products we distribute and manufacture.  The 0.55 million U.S. housing start level experienced in 2009 was only 36% of the annual average level experienced over the prior 50-year period and was 39% below the second worst year on record, which occurred in 2008.  “2009 presented unprecedented challenges for our employees and management team and they performed very well,” commented Tom Carlile, CEO.  The individual segment results are discussed in more detail below.

Building Materials Distribution segment sales were $368.9 million in the fourth quarter, down 10% from the same quarter a year ago.  However, through improved gross margins, as well as cost reductions and operating improvements implemented over the past year, BMD was able to register a positive

$1.0 million in EBITDA for the fourth quarter.  This represented a $3.9 million increase in EBITDA from the same quarter in 2008 despite the decline in housing starts and 5% lower product prices.

Wood Products segment sales in the fourth quarter were $136.8 million, down 12% from the same quarter a year ago.  In 2009, the Wood Products team performed well in a very difficult environment, reducing working capital, improving operating efficiencies, and working safely.  Segment EBITDA was negative $9.4 million in the fourth quarter of this year, a marked improvement from the negative $24.7 million reported in fourth quarter 2008.  The reduction in the quarterly EBITDA loss from the same quarter a year ago occurred in the face of lower average prices for our key manufactured products.  Plywood and EWP prices were down 5% and 4%, respectively, compared to fourth quarter 2008.

In February 2010, we sold 13.1 million Boise Inc. shares for expected net proceeds of approximately $61 million. All of the sales will be settled by March 3, 2010.  At February 28, 2010, we owned less than 10% of Boise Inc. and we will account for the remaining investment under the cost method.  We expect to sell our remaining 5.2 million Boise Inc. shares under the trading plan adopted in fourth quarter 2009.

Outlook

We expect 2010 end-product demand to remain weak when compared to normal historical demand levels; however, most economists and building products industry forecasters do expect 2010 demand for new residential construction to show modest improvement from the record low levels experienced in 2009.  Absent a change in unemployment trends, stronger levels of consumer confidence, and a reduction in foreclosures, we will continue to have weak demand for the products we distribute and manufacture.  Industry product sales volumes are likely to remain depressed and commodity wood product prices will largely depend on operating rates.  We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities below their capacity.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  BC Holdings is also a shareholder of Boise Inc., a publicly traded North American paper and packaging producer listed on the New York Stock Exchange.  For more information, please visit our website at www.bc.com.

Webcast and Conference Call

BC Holdings will host a webcast and conference call on Tuesday, March 2, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise Cascade website.  Go to www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register.  To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in the News & Events section of Boise Cascade’s website.  A replay of the conference call will be available from Tuesday, March 2 at 2:00 p.m. Eastern through Tuesday, March 16, at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 56430652.

Basis of Presentation

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation and amortization.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, change in fair value of interest rate swaps, and associated significant cash requirements; and the exclusion of depreciation and amortization.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Holdings, L.L.C.

Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	December 31		September 30,
	2009	2008	2009
Sales
Trade	$447,739	$501,169	$567,643
Related parties	11,897	15,433	11,364
	459,636	516,602	579,007
Costs and expenses
Materials, labor, and other operating expenses	410,412	462,162	501,886
Materials, labor, and other operating expenses from related parties	5,199	21,792	6,094
Depreciation and amortization	8,680	8,788	9,627
Selling and distribution expenses	46,705	48,043	50,714
General and administrative expenses	6,772	6,786	6,841
General and administrative expenses from related party	2,551	2,133	2,682
Loss on sale of Paper and Packaging & Newsprint assets (a)	-	81	-
Other (income) expense, net (b)	487	6,709	(575)
	480,806	556,494	577,269

Income (loss) from operations	(21,170)	(39,892)	1,738

Equity in net income of affiliate	18,193	3,921	28,225
Gain on sale of shares of equity affiliate (c)	41,755	-	997
Foreign exchange gain (loss)	121	(1,702)	521
Change in fair value of contingent value rights	-	1,296	-
Interest expense	(5,380)	(6,242)	(5,389)
Interest income	126	1,062	185
	54,815	(1,665)	24,539

Income (loss) before income taxes	33,645	(41,557)	26,277
Income tax (provision) benefit	(37)	1,053	(72)
Net income (loss)	$33,608	$(40,504)	$26,205

Segment Information

(unaudited, in thousands)

	Three Months Ended
	December 31		September 30,
	2009	2008	2009
Segment sales
Building Materials Distribution	$368,911	$411,472	$472,172
Wood Products	136,752	156,037	163,183
Intersegment eliminations and other	(46,027)	(50,907)	(56,348)
	$459,636	$516,602	$579,007

Segment income (loss)
Building Materials Distribution	$(832)	$(4,833)	$9,683
Wood Products (b)	(16,218)	(31,488)	(4,203)
Corporate and Other (a)	(3,999)	(5,273)	(3,221)
	(21,049)	(41,594)	2,259

Equity in net income of affiliate	18,193	3,921	28,225
Gain on sale of shares of equity affiliate (c)	41,755	-	997
Change in fair value of contingent value rights	-	1,296	-
Interest expense	(5,380)	(6,242)	(5,389)
Interest income	126	1,062	185
Income (loss) before income taxes	$33,645	$(41,557)	$26,277

EBITDA (i)
Building Materials Distribution	$1,003	$(2,913)	$11,563
Wood Products (b)	(9,350)	(24,708)	3,432
Corporate and Other (a)	(4,022)	(5,185)	(3,109)
Equity in net income of affiliate	18,193	3,921	28,225
Gain on sale of shares of equity affiliate (c)	41,755	-	997
Change in fair value of contingent value rights	-	1,296	-
	$47,579	$(27,589)	$41,108

Boise Cascade Holdings, L.L.C.

Consolidated Statements of Income (Loss)

(in thousands)

	Year Ended December 31
	2009	2008 (h)
Sales
Trade	$1,935,353	$2,831,283
Related parties	37,897	146,215
	1,973,250	2,977,498
Costs and expenses
Materials, labor, and other operating expenses	1,757,068	2,620,113
Materials, labor, and other operating expenses from related parties	29,915	70,026
Depreciation and amortization (b)	40,874	36,258
Selling and distribution expenses	190,431	231,545
General and administrative expenses	27,401	36,556
General and administrative expenses from related party	10,169	8,143
Gain on sale of Paper and Packaging & Newsprint assets (a)	-	(2,915)
Other (income) expense, net (d)	842	10,634
	2,056,700	3,010,360

Loss from operations	(83,450)	(32,862)

Equity in net income (loss) of affiliate	79,729	(11,328)
Gain on sale of shares of equity affiliate (c)	42,752	-
Impairment of investment in equity affiliate (e)	(43,039)	(208,074)
Foreign exchange gain (loss)	1,025	(1,831)
Change in fair value of contingent value rights	194	(507)
Change in fair value of interest rate swaps (f)	-	(6,284)
Gain on repurchase of long-term debt (g)	6,026	-
Interest expense	(22,520)	(34,313)
Interest income	886	7,691
	65,053	(254,646)

Loss before income taxes	(18,397)	(287,508)
Income tax provision	(660)	(470)
Net loss	$(19,057)	$(287,978)

Segment Information

(in thousands)

	Year Ended December 31
	2009 (b)	2008 (h)
Segment sales
Building Materials Distribution	$1,609,767	$2,109,428
Wood Products	550,818	795,854
Paper	-	253,508
Packaging & Newsprint	-	113,485
Intersegment eliminations and other	(187,335)	(294,777)
	$1,973,250	$2,977,498

Segment income (loss)
Building Materials Distribution	$7,954	$19,511
Wood Products (b)	(77,258)	(55,095)
Paper	-	20,718
Packaging & Newsprint	-	5,685
Corporate and Other (a) (d)	(13,121)	(25,512)
	(82,425)	(34,693)

Equity in net income (loss) of affiliate	79,729	(11,328)
Gain on shares of equity affiliate (c)	42,752	-
Impairment of investment in equity affiliate (e)	(43,039)	(208,074)
Change in fair value of contingent value rights	194	(507)
Change in fair value of interest rate swaps (f)	-	(6,284)
Gain on repurchase of long-term debt (g)	6,026	-
Interest expense	(22,520)	(34,313)
Interest income	886	7,691
Loss before income taxes	$(18,397)	$(287,508)

EBITDA (i)
Building Materials Distribution	$15,515	$27,199
Wood Products (b)	(44,262)	(27,362)
Paper	-	21,066
Packaging & Newsprint	-	5,738
Corporate and Other (a) (d)	(12,804)	(25,076)
Equity in net income (loss) of affiliate	79,729	(11,328)
Gain on sale of shares of equity affiliate	42,752	-
Impairment of investment in equity affiliate (e)	(43,039)	(208,074)
Change in fair value of contingent value rights	194	(507)
Gain on repurchase of long-term debt (g)	6,026	-
	$44,111	$(218,344)

Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(in thousands)

	December 31
	2009	2008
ASSETS

Current
Cash and cash equivalents	$287,101	$275,803
Receivables
Trade, less allowances of $1,584 and $1,843	95,398	78,393
Related parties	2,604	3,112
Other	3,495	5,907
Inventories	232,774	279,023
Prepaid expenses and other	1,870	1,296
	623,242	643,534
Property
Property and equipment, net	270,229	291,999
Fiber farms and timber deposits	9,264	8,632
	279,493	300,631

Investment in equity affiliate	62,967	20,985
Deferred financing costs	5,734	7,862
Goodwill	12,170	12,170
Intangible assets, net	8,919	9,248
Other assets	8,359	6,009
Total assets	$1,000,884	$1,000,439

Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets (continued)

(in thousands, except for equity units)

	December 31
	2009	2008
LIABILITIES AND CAPITAL

Current
Accounts payable
Trade	$89,253	$69,478
Related parties	2,449	2,195
Accrued liabilities
Compensation and benefits	27,887	38,228
Interest payable	3,644	3,930
Other	16,695	30,893
	139,928	144,724
Debt
Long-term debt, less current portion	303,146	315,000

Other
Compensation and benefits	113,290	172,275
Other long-term liabilities	14,301	12,125
	127,591	184,400
Redeemable equity units
Series B equity units – 2,764,854 and 2,920,574 units outstanding	2,765	2,920
Series C equity units – 16,270,616 and 11,016,668 units outstanding	5,202	3,037
	7,967	5,957

Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	88,908	81,967
Series B equity units – no par value; 550,000,000 units authorized; 532,558,673 units and 532,414,853 units outstanding	333,344	268,391
Series C equity units – no par value; 44,000,000 units authorized; 11,951,751 units and 11,183,000 units outstanding	-	-
Total capital	422,252	350,358
Total liabilities and capital	$1,000,884	$1,000,439

Boise Cascade Holdings, L.L.C.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31
	2009	2008
Cash provided by (used for) operations
Net loss	$(19,057)	$(287,978)
Items in net loss not using (providing) cash
Equity in net (income) loss of affiliate	(79,729)	11,328
Gain on sale of shares of equity affiliate	(42,752)	-
Impairment of investment in equity affiliate	43,039	208,074
Depreciation and amortization of deferred financing costs and other	43,679	37,783
Related-party interest income	-	(2,760)
Pension expense	12,315	17,063
Change in fair value of contingent value rights	(194)	507
Change in fair value of interest rate swaps	-	6,284
Management equity units expense, excluding expense related to the Sale	2,736	1,542
Gain on repurchase of long-term debt	(6,026)	-
(Gain) loss on sale of assets, net	158	(10,903)
Facility closure and curtailment costs	1,968	10,796
Loss on sale of note receivable from related party	-	8,357
Other	(1,204)	1,670
Decrease (increase) in working capital, net of acquisitions and dispositions Receivables	(17,250)	6,226
Inventories	47,086	62,994
Prepaid expenses and other	(569)	5,501
Accounts payable and accrued liabilities	11,441	(79,312)
Pension contributions	(28,385)	(20,417)
Current and deferred income taxes	198	(1,871)
Other	(2,678)	681
Cash used for operations	(35,224)	(24,435)
Cash provided by (used for) investment
Proceeds from sale of assets, net of cash contributed	467	1,270,976
Proceeds from sale of shares of equity affiliate, net	83,172	-
Proceeds from sale of note receivable from related party, net	-	52,737
Expenditures for property and equipment	(16,806)	(51,867)
Acquisitions of businesses and facilities	(4,598)	-
Increase in restricted cash	-	(183,290)
Decrease in restricted cash	-	183,290
Other	637	(402)
Cash provided by investment	62,872	1,271,444
Cash provided by (used for) financing
Issuances of long-term debt	60,000	240,000
Payments of long-term debt	(65,627)	(1,085,563)
Short-term borrowings	-	(10,500)
Tax distributions to members	(10,705)	(128,058)
Repurchase of management equity units	(18)	(28,634)
Cash paid for termination of interest rate swaps	-	(11,918)
Other	-	(4,156)
Cash used for financing	(16,350)	(1,028,829)
Increase in cash and cash equivalents	11,298	218,180
Balance at beginning of the period	275,803	57,623
Balance at end of the period	$287,101	$275,803

Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2009 Form 10-K.  Net income (loss) for all periods presented involved estimates and accruals.

(a)  In connection with the sale of our Paper and Packaging & Newsprint assets, and most of our Corporate and Other assets (the Sale), to Boise Inc. (formerly Aldabra 2 Acquisition Corp.), we recorded $(0.1) million and $2.9 million in “Gain (loss) on sale of Paper and Packaging & Newsprint assets” in the Corporate and Other segment in our Consolidated Statements of Loss during the three months and year ended December 31, 2008.  For more information related to the Sale, see the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2009.

(b)  In 2009, we closed the lumber manufacturing facility in La Grande, Oregon, and recorded $3.1 million of expense in “Other (income) expense, net” in the Wood Products segment in our Consolidated Statement of Loss.  In addition, for the year ended December 31, 2009, we recorded $5.2 million of accelerated depreciation in “Depreciation and amortization” and $0.6 million of expenses in “Materials, labor, and other operating expenses” in the Wood Products segment in our Consolidated Statement of Loss.

In 2008, we sold our wholly owned subsidiary in Brazil, Boise Cascade do Brasil LTDA., and we permanently closed our veneer operation in St. Helens, Oregon.  In December 2008, we committed to closing the plywood manufacturing facility in White City, Oregon, which closed in March 2009.  For these items, we recorded $7.3 million and $3.6 million of expense in “Other (income) expense, net” in the Wood Products segment in our Consolidated Statements of Loss for the three months and year ended December 31, 2008. In addition, for the year ended December 31, 2008, we recorded $2.0 million of expenses in “Materials, labor, and other operating expenses” in the Wood Products segment in our Consolidated Statement of Loss.

(c)  During the three months and year ended December 31, 2009, and three months ended September 30, 2009, we sold 17.6 million,18.8 million, and 1.2 million Boise Inc. shares and recorded gains of $41.8 million, $42.8 million, and $1.0 million in “Gain on sale of shares of equity affiliate” in our Consolidated Statements of Income (Loss).

(d)  In 2008, we sold a promissory note from Boise Inc. for $52.7 million, after selling expenses, and we recorded an $8.4 million loss on the sale in “Other (income) expense, net” in the Corporate and Other segment in our Consolidated Statement of Loss for the year ended December 31, 2008.

(e)  On March 31, 2009, and September 30, 2008, we concluded that our investment in Boise Inc. met the definition of other than temporarily impaired.  Accordingly, we recorded a $43.0 million and $208.1 million charge in “Impairment of investment in equity affiliate” in our Consolidated Statements of Loss for the years ended December 31, 2009 and 2008.  For more information, see the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2009.

(f)   The year ended December 31, 2008, included $6.3 million of expense related to changes in the fair value of our interest rate swaps, which were terminated in February 2008.

(g)  The year ended December 31, 2009, included a $6.0 million net gain on the repurchase of $11.9 million of senior subordinated notes.

(h)  The equity interest that we owned in Boise Inc. represented a significant continuing involvement.  As a result, the Paper and Packaging & Newsprint segment results are included in continuing operations through February 21, 2008.

(i)   EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation and amortization.  The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the three months ended December 31, 2009 and 2008, and September 30, 2009:

	Three Months Ended
	December 31		September 30,
	2009	2008	2009

	(unaudited, in thousands)

BC Holdings, L.L.C., net income (loss)	$33,608	$(40,504)	$26,205
Interest expense	5,380	6,242	5,389
Interest income	(126)	(1,062)	(185)
Income tax provision (benefit)	37	(1,053)	72
Depreciation and amortization	8,680	8,788	9,627
BC Holdings, L.L.C., EBITDA	47,579	(27,589)	41,108
Equity in net income of affiliate	(18,193)	(3,921)	(28,225)
Gain on sale of shares of equity affiliate	(41,755)	-	(997)
Boise Cascade, L.L.C., EBITDA	$(12,369)	$(31,510)	$11,886

The following table reconciles BC Holdings, L.L.C., net loss to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the years ended December 31, 2009 and 2008:

	Year Ended December 31
	2009	2008

	(in thousands)

BC Holdings, L.L.C., net loss	$(19,057)	$(287,978)
Change in fair value of interest rate swaps	-	6,284
Interest expense	22,520	34,313
Interest income	(886)	(7,691)
Income tax provision	660	470
Depreciation and amortization	40,874	36,258
BC Holdings, L.L.C., EBITDA	44,111	(218,344)
Loss on sale of note receivable from related party	-	8,357
Equity in net (income) loss of affiliate	(79,729)	11,328
Gain on sale of shares of equity affiliate	(42,752)	-
Impairment of investment in equity affiliate	43,039	208,074
Boise Cascade, L.L.C., EBITDA	$(35,331)	$9,415